UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2009 (August 18, 2009)

MASSEY ENERGY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-07775 (Commission File Number)	95-0740960 (I.R.S. Employer Identification No.)

4 North 4th Street, Richmond, Virginia      23219
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (804) 788-1800

N/A

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amendments to the Massey Energy Company 2006 Stock and Incentive Compensation Plan

The Compensation Committee of the Registrant’s Board of Directors (the “Board”) approved amendments to the Massey Energy Company 2006 Stock and Incentive Compensation Plan, as amended and restated (the “2006 Plan”), which the Board ratified on August 18, 2009. The 2006 Plan was amended to limit the discretion of the committee that administers the 2006 Plan to accelerate the exercisability or vesting of any award in instances other than death, disability, retirement or change in control to up to 5% of the shares of common stock authorized under the 2006 Plan. This description of the amendments to the 2006 Plan is qualified in its entirety by reference to the full text of the 2006 Plan, which is attached hereto as Exhibit 10.1 and is hereby incorporated into this Item 1.01.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1             Massey Energy Company 2006 Stock and Incentive Compensation Plan
        (as amended and restated effective August 18, 2009)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2009

MASSEY ENERGY COMPANY

By:           /s/ Richard R. Grinnan
                                    Richard R. Grinnan
Vice President and Corporate Secretary

Exhibit Index

Exhibit 10.1            Massey Energy Company 2006 Stock and Incentive Compensation Plan
        (as amended and restated effective August 18, 2009)